UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 5, 2008
Commission file number: 333-144239
Tropicana Entertainment, LLC
Tropicana Finance Corp.
CP Laughlin Realty, LLC
Columbia Properties Vicksburg, LLC
JMBS Casino LLC
(Exact name of Registrant as Specified in its Charter)

Delaware Delaware Delaware Mississippi Mississippi	20-5319263 20-5654040 20-0109621 38-3680199 01-0586282
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)
740 Centre View Blvd., Crestview Hills, Kentucky 41017
(Address of Principal Executive Offices, including Zip Code)
(859) 669-1500
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
The information provided pursuant to Item 1.03 of this Current Report on Form 8-K regarding the DIP Financing Agreement (as such term is defined below) is incorporated into this Item 1.01 by reference.
ITEM 1.03. BANKRUPTCY OR RECEIVERSHIP.
On May 5, 2008, Tropicana Entertainment, LLC (the “Company”), Tropicana Entertainment Intermediate Holdings, LLC, JMBS Casino, LLC, Columbia Properties Vicksburg, LLC, CP Laughlin Realty, LLC , and certain of the Company’s subsidiaries (collectively, the “Debtors”), filed voluntary petitions in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) seeking reorganization relief under the provisions of Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”) (Proposed Lead Case No. 08-10856) (collectively, the “Cases”). The Debtors continue to operate their business as debtors-in-possession under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and the orders of the Bankruptcy Court. On May 5, 2008, the Company issued a press release (the “Press Release”) announcing the bankruptcy filing and interim approval of the DIP Credit Agreement. A copy of the Press Release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
In connection with the Cases, the Debtors have entered into a $67 million secured super-priority debtor in possession credit agreement (the “DIP Credit Agreement”) among the Company, certain of the Company’s subsidiaries (all of whom are Debtors), as Guarantors, Silver Point Finance, LLC, as Administrative Agent, Collateral Agent, Sole Bookrunner and Sole Lead Arranger and the lenders party thereto. A copy of the DIP Credit Agreement is filed herewith as Exhibit 10.1 and is incorporated herein by reference.
The DIP Credit Agreement provides for a $67 million term loan, including a $10 million letter of credit sub-facility. The proceeds of the loans and other financial accommodations incurred under the Credit Agreement will be used to fund post-petition operations of Adamar Garage Corporation; Argosy of Louisiana, Inc.; Atlantic-Deauville, Inc.; Aztar Corporation; Aztar Development Corporation; Aztar Indiana Gaming Company, LLC; Aztar Indiana Gaming Corporation; Aztar Missouri Gaming Corporation; Aztar Riverboat Holding Company, LLC; Catfish Queen Partnership in Commendam; Centroplex Centre Convention Hotel, L.L.C.; Columbia Properties Laughlin, LLC; Columbia Properties Tahoe, LLC; Columbia Properties Vicksburg, LLC; CP Baton Rouge Casino, L.L.C.; CP Laughlin Realty, LLC; Jazz Enterprises, Inc.; JMBS Casino LLC; Ramada New Jersey Holdings Corporation; Ramada New Jersey, Inc.; St. Louis Riverboat Entertainment, Inc.; Tahoe Horizon, LLC; Tropicana Entertainment Holdings, LLC; Tropicana Entertainment Intermediate Holdings, LLC; Tropicana Entertainment, LLC; Tropicana Express, Inc.; and Tropicana Finance Corp (collectively, the “OpCo Debtors”), pay certain transactional expenses and fees incurred by the Company and support the OpCo Debtors’ working capital needs and general corporate purposes.
Advances under the DIP Credit Agreement will bear interest, at the Borrower’s option, (i) at the Alternate Base Rate (which has a floor of 5.50%) plus 5.75% per annum or (ii) at the Adjusted LIBO Rate (which has a floor of 3.50%) plus 6.75% per annum.
Obligations under the DIP Credit Agreement are secured by (i) a lien on all of the assets of the Debtors (which lien will have a first priority with respect to substantially all of the Debtors’ assets other than Adamar of Nevada Corporation; Hotel Ramada of Nevada Corporation; Tropicana Las Vegas Holdings, LLC; Tropicana Development Company, LLC; Tropicana Enterprise Partnership; Tropicana Las Vegas Resort and Casino, LLC; and Tropicana Real Estate Company, LLC (collectively, the “LandCo Debtors”) where the lien will have a junior priority), including a pledge of all of the equity interests of each of the Company’s subsidiaries, and (ii) a superpriority administrative claim in each of the Cases, in each case subject to required regulatory approvals. In addition, the DIP Credit Agreement obligates the OpCo Debtors to pay certain fees to the agents and lenders thereunder, as described in the DIP Credit Agreement.
As adequate protection against any diminution in the value of the collateral securing the OpCo Debtors’ obligations (the “OpCo Collateral”) under the prepetition $1.3 billion secured financing facility pursuant to the $1.321 billion Credit Agreement dated as of January 3, 2007 with Credit Suisse, as Administrative Agent, (as amended by Amendment No. 1, Consent and Waiver dated May 18, 2007) (the “OpCo Credit Facility”) arising from, among other things, the OpCo Debtors’ use of such OpCo Collateral, the OpCo Debtors propose to provide the lenders under the OpCo Credit Facility with: (a) adequate protection liens, (b) current cash payment of default interest and reasonable documented fees and expenses under the OpCo Credit Facility, and (c) an 0.25% adequate protection fee.
As adequate protection against any diminution in the value of the collateral securing the LandCo Debtors’ obligations (the “LandCo Collateral”) under the prepetition senior secured credit facility in an aggregate principle amount of $440.0 million pursuant to a Credit Agreement dated January 3, 2007 with Credit Suisse as Administrative Agent (the “LandCo Credit Facility”) arising from, among other things, the LandCo Debtors’ use of such LandCo Collateral, the LandCo Debtors propose to provide the lenders under the LandCo Credit Facility with: (a) adequate protection liens and (b) current cash payment of default interest and reasonable documented fees and expenses under the LandCo Credit Facility.
The DIP Credit Agreement contains various representations, warranties and covenants by the Debtors that are customary for transactions of this nature, including (without limitation) reporting requirements and maintenance of financial covenants.
The Debtors’ obligations under the DIP Credit Agreement may be accelerated following certain events of default, including (without limitation) any breach by the Debtors of any of the representations, warranties or covenants made in the DIP Credit Agreement or the conversion of any of the Cases to a case under Chapter 7 of the Bankruptcy Code or the appointment of a trustee pursuant to Chapter 11 of the Bankruptcy Code.
The DIP Credit Agreement matures on the earlier of (i) the effective date of a Chapter 11 plan of reorganization or liquidation confirmed in the Cases by the Bankruptcy Court, (ii) May 5, 2009, (iii) the date that all loans under the DIP Credit Agreement shall become due and payable in full under the DIP Credit Agreement and (iv) the date of termination of the relevant commitments pursuant to the terms of the DIP Credit Agreement.
The foregoing summary of the DIP Credit Agreement is a summary only and is qualified, in all respects, by the provisions of the DIP Credit Agreement.
ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF REGISTRANT.
This information provided pursuant to Item 1.03 of this Current Report on Form 8-K regarding the DIP Credit Agreement is incorporated into this Item 2.03 by reference.
ITEM 2.04. TRIGGERING EVENTS THAT ACCELERATE OR INCREASE A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT.
The filing of the Cases constitutes an event of default under (a) the OpCo Credit Facility, and the Forbearance Agreement, Consent and Waiver dated as of December 12, 2007, and (b) the Company’s 9 5/8% Senior Subordinated Notes, $960.0 million aggregate principal amount, due 2014.
In addition, an indirect subsidiary of the Company, Tropicana Las Vegas Resort and Casino, LLC, is also in default under the LandCo Credit Facility.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits

Exhibit No.	Description
Exhibit 10.1	Secured Super-Priority Debtor In Possession Credit and Guaranty Agreement, dated as of May 5, 2008, among Tropicana Entertainment, LLC, Tropicana Entertainment Intermediate Holdings, LLC, CP Laughlin Realty, LLC, JMBS Casino LLC, Silver Point Finance, LLC as Administrative Agent and Collateral Agent, Sole Bookrunner and Sole Lead Arranger, and the Lenders.

Exhibit 99.1	Press Release dated May 5, 2008.

Forward Looking Statements
In this report, our use of the words “outlook,” “expect,” “anticipate,” “estimate,” “forecast,” “project,” “likely,” “objective,” “plan,” “designed,” “goal,” “target,” and similar expressions is intended to identify forward-looking statements. While these statements represent our current judgment on what the future may hold, and we believe these judgments are reasonable, actual results may differ materially due to numerous important risk factors, including risk factors described in our Quarterly Report on Form 10-Q for the period ended September 30, 2007, as filed with the SEC on December 6, 2007, which may be further revised or supplemented in subsequent reports filed by us with the SEC. Such risk factors include, but are not limited to risks associated with: our ability to successfully reorganize under Chapter 11 of the U.S. Bankruptcy Code; our ability to comply with the covenants contained in, or the possibility of triggering a default under, our DIP financing facility; our ability to comply with the financial maintenance covenants contained in our senior credit facility; our ability to retain customers, suppliers; vendors, partners and employees during our reorganization; our ability to realize certain financial and strategic goals related to the acquisition of Aztar Corporation; the cost of integrating Aztar Corporation into our operations; our ability to realize goals in the growth of the company; issues with labor and unions; our principal competitors in the gaming market for local services and potential additional competitors, which may have advantages that may adversely affect our ability to compete with them.

Signature
     Pursuant to the requirements of the Exchange Act, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.
DATE: May 6, 2008,

Tropicana Entertainment, LLC, registrant
By:	/s/ Robert Kocienski
Robert Kocienski
Senior Vice President; Chief Financial Officer; Treasurer

Tropicana Finance Corp., registrant
By:	/s/ Robert Kocienski
Robert Kocienski
Senior Vice President; Chief Financial Officer; Treasurer

CP Laughlin Realty, LLC, registrant
By:	/s/ Robert Kocienski
Robert Kocienski
Senior Vice President; Chief Financial Officer; Treasurer

Columbia Properties Vicksburg, LLC, registrant
By:	/s/ Robert Kocienski
Robert Kocienski
Senior Vice President; Chief Financial Officer; Treasurer

JMBS Casino LLC, registrant
By:	/s/ Robert Kocienski
Robert Kocienski
Senior Vice President; Chief Financial Officer; Treasurer

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